SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest  event  reported):  August 18, 2000 (August 15,
2000)

                       Digital Courier Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)


Delaware                              0-20771                 87-0461856
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(State or Other                      (Commission             (IRS
Employer                              File Number)           Identification No.)
Jurisdiction of Incorporation)

136 Heber Avenue, Suite 204, P.O. Box 8000, Park City, Utah            84060
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (435) 655-3617

N/A
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(Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events

On August 15, 2000, the Board of Directors of the Company accepted the resignation of James A. Egide as Chairman of the Board and Director. Kenneth M. Woolley, a director of the Company since 1996, was elected to the position of Chairman of the Board. In addition, Becky H. Takeda, Chief Operating Officer of the Company, was elected to fill the vacancy on the Board.

The Company recently discovered the apparent existence of undisclosed interests held by certain of the Company's insiders and related parties in DataBank International Ltd. ("DBI"), which the Company acquired in October 1999. The undisclosed interests had apparently been acquired by certain of the Company's insiders and related parties less than one year prior to the Company's purchase of DBI at a lower price than that subsequently paid by the Company. While the Company believes that the acquisition of DBI was essential to the Company in developing its business as it is presently conducted, the Board believes that having such interests without full disclosure to the Board is impermissible. The Company has appointed a Special Committee of disinterested directors to review the situation and has retained Munger, Tolles & Olson LLP of Los Angeles to assist the Special Committee and the Company in conducting a thorough investigation into the matter. In connection with this investigation, approximately eight million shares of the of the Company's common stock (the "Returned Shares") (out of the 28 million shares issued in connection with the DBI transaction and related transactions) have to date been returned to the Company by certain of the previous owners of DBI and the Board has received commitments regarding the return of additional shares. It is expected that the Returned Shares will eventually be cancelled, reducing the number of shares of the Company's common stock outstanding.

The preceding paragraph of this report contains forward-looking statements based on assumptions as to the likely consequences of facts discovered to date, the existence of corroborating information, the ability of the Company to establish that information, and the ability of the Company to establish, possibly to the satisfaction of a court, those facts and the propriety of the desired remedy. Those assumptions (or others) could prove unfounded, and there can be no assurance that the future events identified above will in fact take place in the manner, or to the degree, that the Company presently anticipates.

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                                   SIGNATURES
                                   ----------
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            DIGITAL COURIER TECHNOLOGIES,  INC.

Dated: August 18, 2000                      By:/s/ Kenneth M. Woolley
                                            -------------------------
                                            Kenneth M. Woolley
                                            Chairman of the Board
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